UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        November 28, 2006
                                                --------------------------------

                               Camelot Corporation
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             (Exact name of registrant as specified in its charter)

          Colorado                      0-8299                   84-0681531
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)



          PMB 249, 6757 Arapaho, Suite 122, Dallas, Texas          75248
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             (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code        (972) 612-1400
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

     Item 5.01    Changes in Control of Registrant


         On November 28, 2006, the Board of Directors of Camelot Corporation (the "Company"), acting by written consent, issued 43,000,000 restricted common shares of the Company in full and final settlement of indebtedness in the total amount of $28,752 owed by the Company to Daniel Wettreich its President and Director. This indebtedness was incurred by the Company during the last two years due to its limited cash resources. As a result of the inability of the Company to pay its corporate expenses, and in particular recent legal fees in the amount of $18,741, such expenses were either paid on behalf of the Company by Daniel Wettreich, or the monies needed to pay corporate expenses were loaned to the Company by Daniel Wettreich. Following this transaction Daniel Wettreich now controls 87.33 % of the presently issued and outstanding common shares of the Registrant.



     Item 9.01    Financial Statements and Exhibits.
         (c)      Exhibits.

                  3(b)     Stock subscription

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CAMELOT CORPORATION



Date:  November 29, 2006                    By:       /s/  Daniel Wettreich
                                                    ----------------------------
                                            Name:   Daniel Wettreich
                                            Title:  President